EXHIBIT 10.2

AMENDMENT #9 TO
AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT

This Amendment #9 to Amended and Restated Business Financing Agreement (“Amendment”) is entered into on March 31, 2020, by and among ePlus Technology, inc. (“Technology”), ePlus Technology Services, inc. (“Services”) and SLAIT Consulting, LLC (“SLAIT”; and together with Technology and Services, each sometimes referred to as a “Dealer,” and sometimes referred to collectively, jointly and severally, as “Dealer”) and Wells Fargo Commercial Distribution Finance, LLC (“CDF”) and is to that certain Amended and Restated Business Financing Agreement dated July 23, 2012, by and between Dealer and CDF (as the same has been amended by that certain Amendment #1 to Amended and Restated Business Financing Agreement dated July 31, 2014, that certain Amendment #2 to Amended and Restated Business Financing Agreement dated July 24, 2015, that certain Amendment #3 to Amended and Restated Business Financing Agreement dated October 20, 2015, that certain Amendment #4 to Amended and Restated Business Financing Agreement dated July 28, 2016, that certain Amendment #5 to Amended and Restated Business Financing Agreement dated July 27, 2017, that certain Amendment #6 to Amended and Restated Business Financing Agreement dated February 15, 2018, that certain Amendment #7 to Amended and Restated Business Financing Agreement dated January 15, 2019, that certain Amendment #8 to Amended and Restated Business Financing Agreement and Amended and Restated Agreement for Wholesale Financing dated December 12, 2019 and that certain Joinder to Amended and Restated Business Financing Agreement and to Amended and Restated Agreement for Wholesale Financing dated January 19, 2019 and as further amended, restated, amended and restated, modified, extended, renewed, substituted, and/or supplemented, the “Agreement”). All terms which are not defined herein shall have the same meaning in this Amendment as in the Agreement.

WHEREAS, CDF and Dealer desire to amend the terms of the Agreement.

NOW THEREFORE, in consideration of the premises and of the mutual promises contained herein and in the Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments. Amendments to the Agreement:

a.	Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

““2020 Uplift Period” means the 90 day period ending on May 5, 2020.”

b.	Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“2.1 Accounts Receivable Facility. Subject to the terms of this Agreement, CDF agrees to provide to Dealer an Accounts Receivable Facility of: (i) between February 14, 2020 through April 14, 2020 Seventy-Five Million Dollars ($75,000,000.00) and (ii) after April 14, 2020, Fifty Million Dollars ($50,000,000.00) (the “Accounts Receivable Facility Limit”); provided, however, that at no time will (i) the Aggregate Accounts Receivable Outstandings exceed the Accounts Receivable Facility Limit or (ii) the Aggregate Outstandings exceed the Aggregate Facility Limit. CDF’s decision to advance funds will not be binding until the funds are actually advanced.

In addition, subject to the terms of the Agreement for Wholesale Financing, CDF agrees to provide to Dealer an inventory floorplan credit facility of (i) except during a Temporary Uplift Period, Two Hundred Fifty Million Dollars ($250,000,000.00), (ii) during any Temporary Uplift Period, Three Hundred Twenty Five Million Dollars ($325,000,000.00) and (iii) during any 2020 Uplift Period, Three Hundred Million Dollars ($300,000,000.00); provided, however, that at no time will the Aggregate Outstandings exceed the Aggregate Facility Limit.  CDF’s decision to advance funds will not be binding until the funds are actually advanced.

If, at any time, the Aggregate Accounts Receivable Outstandings exceed the Accounts Receivable Facility Limit, Dealer will immediately pay to CDF an amount not less than the difference between (i) Aggregate Accounts Receivable Outstandings and (ii) the Accounts Receivable Facility Limit.  If, at any time, the Aggregate Outstandings exceed the Aggregate Facility Limit, Dealer will immediately pay to CDF an amount not less than the difference between (i) Aggregate Outstandings and (ii) the Aggregate Facility Limit.”

c.	The second to last sentence in Section 5.2 is hereby deleted in its entirety and replaced with the following:

“Notwithstanding the foregoing subsections (k) and (l), Dealer, from time to time, may make a dividend to ePlus inc. if, after giving effect to such dividend, and as of the date of such dividend, (i) Dealer is not in default under the terms and conditions of this Agreement, (ii) Dealer’s Available Borrowing is not less than Twenty Million Dollars ($20,000,000.00) and (iii) Dealer does not have any outstandings under its Accounts Receivable Facility with CDF (provided that this clause (iii) shall not apply as of March 31, 2020).”

2.
Each Dealer hereby unconditionally releases, acquits, waives, and forever discharges CDF and its successors, assigns, directors, officers, agents, employees, representatives and attorneys from any and all liabilities, claims, causes of action or defenses, if any, and for any action taken or failure to take action, existing at any time prior to the execution of this Amendment.

3.	This Amendment shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their participants, successors and assigns.

4.
This Amendment may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement. This Amendment may be executed by any party to this Amendment by original signature, facsimile and/or electronic signature.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Dealer and CDF have executed this Amendment as of the date first set forth hereinabove.

“DEALER”

EPLUS TECHNOLOGY, INC.

By:	/s/ Elaine D. Marion
Print Name:	Elaine D. Marion
Title:	CFO

EPLUS TECHNOLOGY SERVICES, INC.

By:	/s/ Elaine D. Marion
Print Name:	Elaine D. Marion
Title:	CFO

SLAIT CONSULTING, LLC

By:	/s/ Elaine D. Marion
Print Name:	Elaine D. Marion
Title:	CFO

“CDF”

WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC

By:	/s/ Jack Morrone
Print Name:	Jack Morrone
Title:	Duly Authorized Signatory